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                                                                 EXHIBIT 10.36

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT dated as of May 31, 1996, by and between PIEDMONT NATURAL GAS COMPANY, INC., a North Carolina corporation (the "Corporation"), and THOMAS E. SKAINS, a resident of Mecklenburg County, North Carolina (the "Officer").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Corporation has determined that the continued retention of the services of the Officer on a long-term basis as described herein is in the best interest of the corporation in that (a) it promotes the stability of senior management of the Corporation, (b) it enables the Corporation to retain the services of a well-qualified Senior Vice President with extensive contacts in the natural gas industry, and (c) it secures the continued services of the Officer notwithstanding any change in control of the Corporation; and

         WHEREAS, the services of the Officer, his experience and knowledge of the affairs of the Corporation, and his reputation and contacts in the Corporation's industry are extremely valuable to the Corporation; and

         WHEREAS, the Corporation considers the establishment and maintenance of a sound and vital management to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Corporation and its stockholders; and

         WHEREAS, the parties desire to enter into this Agreement in order to clearly set forth the terms and conditions of the Officer's employment relationship with the Corporation.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

         1. Employment. The Corporation hereby employs the Officer and the Officer hereby accepts such employment, upon the terms and conditions stated herein, as Senior Vice President of the Corporation. The Officer shall render such administrative and management services to the Corporation as are customarily performed by persons situated in a similar executive capacity. The Officer shall promote the business of the Corporation and perform such other duties as shall from time to time be reasonably prescribed by the Directors. It is understood that the Officer's continued election as an officer of the Corporation is dependent upon action by the Board of Directors of the Corporation from time to time and that, subject to the provisions of Section 7 of this Agreement, the Officer's title and/or duties may change from time to time.

         2. Base Salary. The corporation shall pay the Officer during the term of this Agreement as compensation for all services rendered by him to the Corporation a base salary in such amounts and at such intervals as shall be commensurate with his duties and responsibilities hereunder. Initially

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such base salary shall be at the rate of $177,000 per year. The Officer's base salary may be increased from time to time to reflect the duties required of the Officer. In reviewing the Officer's base salary, the Board of Directors of the Corporation shall consider the overall performance of the Officer and the service of the Officer rendered to the Corporation and its subsidiaries and changes in the cost of living. The Board of Directors may also provide for performance or merit increases. Participation by Officer in any incentive, deferred compensation, stock option, stock purchase, bonus, pension, life insurance or other employee benefit plans which may be offered by the Corporation from time to time and participation in any fringe benefits provided by the Corporation shall not cause a reduction of the base salary payable to the Officer. The Officer will be entitled to such customary fringe benefits, vacation and sick leave as are consistent with the normal practices and established policies of the Corporation.

         3. Participation in Incentive, Retirement and Employee Benefit Plans; Fringe Benefits. The Officer shall be entitled to participate in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Corporation has adopted, or may from time to time adopt, for the benefit of its executive employees and for employees generally, subject to the eligibility rules of such plans.

         The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Corporation's executive employees, including the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement. Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies promulgated by the Board of Directors. The Corporation shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses which the Officer may incur in connection with his service on behalf of the Corporation.

         4. Term. The initial term of employment under this Agreement shall be for a one-year period commencing June 1, 1996; provided, however, this Agreement shall automatically be extended to a full one-year period on each successive day during the term of this Agreement. The effect hereof shall be that the Agreement shall at all times remain subject to a term of one year, unless (i) written notice has been given that the Agreement shall not be extended as provided in this Section 4, or (ii) the Agreement is terminated pursuant to Section 7. If written notice from the Corporation or the Officer is delivered to the other party advising the other party that this Agreement is not to be further extended, then upon such notice, the Agreement shall terminate on the first anniversary of the date of notice. Provided, further, no extension shall cause this Agreement to extend beyond the date on which the Officer reaches 65 years of age. Upon any extension, the base salary of the extended agreement shall be the base salary in effect on the effective date of such extension.



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         5.       Loyalty; Noncompetition

                  (a) The Officer shall devote his best efforts to the performance of his duties and responsibilities under this Agreement.

                  (b) During the term of this Agreement, or any renewals hereof, the Officer agrees he will not, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by or connected in any manner with any business which competes with the Corporation or any of its subsidiary corporations without the prior written consent of the Corporation. Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise, up to five percent of the outstanding stock or other securities of any corporation which has its securities publicly traded on any recognized securities exchange or in any established over-the-counter market.

                  The Officer shall hold in confidence all knowledge or information of a confidential nature with respect to the business of the Corporation or any subsidiary of the Corporation received by him during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Corporation.

                  The Officer acknowledges that it would not be possible to ascertain the amount of monetary damages in the event of a breach by the Officer under the provisions of this Section 5 and agrees that, in the event of a breach of this Section, injunctive relief enforcing the terms of this Section is an appropriate remedy.

         6. Standards. The Officer shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors. The Corporation will provide the Officer with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

         7.       Termination and Termination Pay.

                  (a) By Death. The Officer's employment under this Agreement shall be terminated upon the death of the Officer during the term of this Agreement, in which event the Officer's estate shall be entitled to receive all compensation due the Officer through the last day of the calendar month in which his death shall have occurred.

                  (b) By Total Disability. The Officer's employment under this Agreement shall be terminated upon the total permanent disability of the Officer during the term of this Agreement, in which event the Officer shall receive all compensation, including bonuses, through the date of determination of such disability and for a period of 90 days thereafter. For purposes of this Section, the Officer shall be deemed to have suffered permanent disability upon the determination of such status by the United States Social Security Administration or a certification to such effect by the Officer's regular physician.

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                  (c)   By Officer. The Officer's employment under this
Agreement may be terminated at any time by the Officer upon 60 days' written notice to the Board of Directors. Upon such termination, the Officer shall be entitled to receive all compensation, including bonuses, through the effective date of such termination.

                  (d) By Corporation. The Board of Directors may terminate the Officer's employment at any time, but any termination by the Board of Directors, other than termination for cause, shall not prejudice the Officer's right to continue to receive payment of all compensation and the continuance of benefits for a period of 12 months from the effective date of termination or until such time as the Officer reaches 65 years of age (whichever is less) as provided below. The Officer shall have no right to receive compensation or other benefits (other than vested benefits) for any period after termination for "cause." Termination for cause shall mean termination because of the Officer's personal dishonesty, incompetence, willful material misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful material violation of an law, rule or regulation (other than traffic or traffic-related violations or similar offenses) or final cease-and-desist order, or material breach of any provisions of this Agreement.

                  (e) Change of Control. In the event of involuntary termination of the Officer's employment under this Agreement in connection with, or at any time following, any Change of Control of the Corporation, or in the event of voluntary termination by the Officer in connection with, or within 12 months after, any Change in Control of the Corporation, the Officer shall be paid the following amount for a period of 12 months from the effective date of termination or until such time as the Officer reaches 65 years of age (whichever is less):

                        (i)      base salary plus

                        (ii) all amounts to which he may be or may become entitled to under any incentive or bonus plan plus

                        (iii) participation in all welfare benefit plans, practices, policies and programs at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period preceding his termination and with the costs of such benefits paid in the same manner as prior to this termination.

The Officer's base salary shall be paid in the same periodic payments over the remaining term of this Agreement. If the Officer is involuntarily terminated after a Change in Control, he shall be paid all base salary, incentive compensation and bonuses in a lump sum.

                  In connection with this Agreement the term "Change in Control" shall mean (i) the adoption of a plan or merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; and (ii) the acquisition of more than 20% of the voting capital stock of the Corporation by any person

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within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934,
as amended. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                  (f) Reduction of Duties. Notwithstanding any other provision of this Agreement to the contrary, the Officer may voluntarily terminate his employment under this Agreement following a Change in Control of the Corporation, whether approved in advance by the Board of Directors or otherwise, and shall thereupon be entitled to receive the payments described in Section 7(e) of this Agreement, upon the occurrence, or within 30 days thereafter, of any of the following events, which have not been consented to in advance by the Officer in writing; (i) if the Officer would be required to move his personal residence or perform his principal executive functions more than 20 miles from the city limits of Charlotte, North Carolina; (ii) if in the organization structure of the Corporation, the Officer would be required to report to a person or persons other than the Board of Directors, Chairman of the Board, President, or Executive Vice President; (iii) if the Corporation should fail to maintain employee benefits and welfare benefit plans, including incentive compensation, vacation, fringe benefit, stock option and retirement plans providing at least the same level of benefits afforded Officer as of the date hereof; (iv) if the Officer would be assigned duties and responsibilities other than those normally associated with his position as Senior Vice President; or
(v) if the Officer's responsibilities or authority have in any way been diminished.

                  (g) Costs and Expenses. In the event any dispute shall arise between the Officer and the Corporation as to the terms or interpretation of this Agreement, including this Section 7, whether instituted by formal legal proceedings or otherwise, including any action taken by Officer to enforce the terms of this Section 7 or in defending against any action taken by the Corporation, the Corporation shall reimburse the Officer for all costs and expenses, proceedings or actions in the event the Officer prevails in any such action.

         8.       Successors and Assigns.

                  (a) This Employment Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Corporation which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Corporation.
                  (b) Since the Corporation is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Corporation.

         9. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Corporation by such Officer as may be specifically designated by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or

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conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         10. Applicable Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina.

         11. Severability. The provision of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                                     CORPORATION:

ATTEST:                              Piedmont Natural Gas Company, Inc.

/s/ Martin C. Ruegsegger
-----------------------------
         Secretary
                                     By: /s/ John H. Maxheim
                                         ----------------------------

                                     OFFICER:


                                     /s/ Thomas E. Skains                 (SEAL)
                                     -------------------------------------

Employment Agreement reviewed and approved by the Board of Directors this 31st day of May, 1996.


                                     BY: /s/ John F. McNair III
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